EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-37304, 333-74940, 333-114979, 333-123948, 333-137869, 333-158500, 333-187619, 333-195046, 333-207136 and 333-203407 on Form S-8 and 333-198093 on Form S-3 of our report dated April 1, 2016, relating to the consolidated financial statements of Cartesian, Inc. appearing in this Annual Report on Form 10-K of Cartesian, Inc. for the fiscal year ended January 2, 2016.

/s/ DELOITTE & TOUCHE LLP

KANSAS CITY, MISSOURI

April 1, 2016